UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013

THE PANTRY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina	27511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2013, The Pantry, Inc. (the “Company”) entered into the Second Amendment (the “Amendment”) to the Fourth Amended and Restated Credit Agreement dated as of August 3, 2012 (as amended, the “Credit Agreement”) among the Company, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent for the lenders.

Subject to the terms and conditions set forth in the Credit Agreement, the Amendment extends the date on which the required minimum Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) increases from 2.0 to 1.0 to 2.25 to 1.0 from December 26, 2013 to September 25, 2014. While management believes that the Company would have been able to satisfy the higher Consolidated Interest Coverage Ratio in the first fiscal quarter of 2014 without the Amendment, extending the date of the increase was deemed appropriate at this time to ensure additional financial cushion in the ratio for the remainder of fiscal 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

	By:	/s/ B. Clyde Preslar
B. Clyde Preslar Senior Vice President, Chief Financial Officer

Date: December 20, 2013